EXHIBIT 5.1

                OPINION OF PAUL, HASTINGS, JANOFSKY & WALKER LLP

June 5, 2003

Protein Polymer Technologies, Inc.
10655 Sorrento Valley Road
San Diego, California 92121

Ladies and Gentlemen:

        We are furnishing this opinion of counsel to Protein Polymer Technologies, Inc., a Delaware corporation (the "Company"), for filing as
Exhibit 5.1 to the Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance and sale by the Company of up to 10,620,000 shares (the "Shares") of its Common Stock, par value $.001 per share (the "Common Stock"), issuable upon exercise of outstanding options granted under the Company's 2002 Stock Option Plan, as amended, and the Company's 1996 Non-employee Directors Stock Option Plan, as amended (together, the "Plans"), and Individual Non-Statutory Stock Option Agreements granted outside the Plans (the "Option Agreements").

        We have examined the Certificate of Incorporation and Bylaws, each as amended to date, of the Company, and the originals, or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, and such other instruments and documents as we deemed necessary, as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records and other documents submitted to us and the conformity to original documents submitted to us as certified or photostatic copies.

        Based upon our examination as aforesaid, and in reliance upon our examination of such questions of law as we deem relevant under the circumstances, we are of the opinion that the Shares, when purchased and issued as described in the Registration Statement and in accordance with the Plans and the Option Agreements (including the receipt of the full purchase price therefor), will be validly issued, fully paid and nonassessable.

        We express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law, as in effect as of the date hereof.

        We hereby consent to the filing of this opinion of counsel as Exhibit
5.1 to the Registration Statement.

                                   Very truly yours,

                                   /s/ Paul, Hastings, Janofsky & Walker LLP